Exhibit 16.1

October 27, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Solidion Technology, Inc.’s Form 8-K dated October 27, 2025, and we agree with the statements made therein.

Yours truly,